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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


 Date of Report (Date of earliest event reported)            June 28, 2002


                            Commission File #0-18018


                              AEROVOX INCORPORATED
             (Exact name of registrant as specified in its charter)




                  Delaware                               76-0254329
                  --------                               ----------
       (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)               Identification No.)




               167 John Vertente Boulevard, New Bedford, MA    02745
            --------------------------------------------------------
               (Address of principal executive offices)    (Zip Code)

                                 (508) 994-9661
                                 --------------
                          Registrant's telephone number

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ITEM  2.  DISPOSITION OF ASSETS

On June 28, 2002, pursuant to an auction held in the U.S. Bankruptcy Court for the District of Massachusetts, Eastern Division on June 4, 2002, Aerovox Incorporated ("the Company") sold the Mexico City operation of its Aerovox de Mexico subsidiary to Nueva Generacion Manufacturas S.A. de C.V. ("NGM").

The winning bid awarded to NGM totaled $2.6 million, which was paid in cash. The assets sold included all inventory, machinery, equipment, accounts receivable, prepaid expenses, information technology systems, agreements, intellectual property, customer data and marketing materials pertaining to the Mexico City operation. The cash proceeds from the sale will be used to satisfy a portion of the amounts owed to the Company's creditors.

It is management's opinion that the proceeds from this sale of assets combined with the proceeds from the completed sale of the shares of BHC Aerovox Ltd. on May 3, 2002 will not satisfy the Company's debts owed to its secured and unsecured creditors; therefore, a return of proceeds to the Company's shareholders is not anticipated.

A copy of the Bankruptcy Court order, dated June 7, 2002, authorizing the transaction between the Company and NGM, is attached as Exhibit 2.1 to this Form 8-K. The Purchase Agreement dated April 18, 2002 between the Company and NGM is attached as Exhibit 2.2 to this Form 8-K.

ITEM 7. EXHIBITS
(a) Financial statements of business acquired. Not applicable.
(b) Pro forma financial information. Not applicable.
(c) Exhibits.

   Exhibit
   -------
     No.                             Description
     --                              -----------
     2.1 Bankruptcy Court order dated June 7, 2002, authorizing the sale of the Mexico City operation of Aerovox de Mexico S.A. de C.V. to Nueva Generacion Manufacturas S.A. de C.V.

     2.2 Agreement Regarding Purchase of Certain Assets From Aerovox Incorporated and Aerovox de Mexico dated April 18, 2002 between Aerovox Incorporated and Nueva Generacion Manufacturas S.A. de C.V.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorize;

                                       AEROVOX INCORPORATED


DATE  July 15, 2002                    BY /S/ F. RANDAL HUNT
                                       ---------------------
                                       F. Randal Hunt, Senior Vice President and
                                       Chief Financial Officer